                                                                      EXHIBIT 32

  CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Philip H. Trenary, the President and Chief Executive Officer, and Peter D. Hunt, the Vice President and Chief Financial Officer, hereby certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

     Signature                          Title                              Date
---------------------   ------------------------------------------   ----------------
/s/ PHILIP H. TRENARY     President and Chief Executive Officer      November 2, 2005
---------------------
Philip H. Trenary

/s/ PETER D. HUNT       Vice President and Chief Financial Officer   November 2, 2005
---------------------
Peter D. Hunt

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